Back to Contents

EXHIBIT 5.2

[Letterhead of Hogan & Hartson LLP]

October 24, 2007

Landwirtschaftliche Rentenbank
Hochstrasse 2
60313 Frankfurt am Main
Federal Republic of Germany

Ladies and Gentlemen:

We are acting as United States counsel to Landwirtschaftliche Rentenbank, an institution organized under the public laws of the Federal Republic of Germany (“Rentenbank”), in connection with its registration statement under Schedule B of the Securities Act of 1933 (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering from time to time of debt securities of Rentenbank (the “Securities”) having an aggregate principal amount of up to U.S. $5,000,0000,000 or the equivalent thereof in one or more currencies or currency units. The Securities may be offered and sold in one or more series from time to time on the terms to be determined at the time of sale in accordance with the provisions of a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated October 16, 2001 between Rentenbank and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company).

For purposes of this opinion letter, we have examined copies of (i) the Registration Statement, (ii) the form of Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement, (iii) the Fiscal Agency Agreement, filed as Exhibit 4.1 to the Registration Statement, and (iv) the form of the Securities, filed as Exhibit 4.2 to the Registration Statement. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities to be offered from time to time will have been duly authorized and established by proper action of Rentenbank’s Management Board (“Board

Back to Contents

Action”) consistent with the procedures and terms described in the Registration Statement in accordance with Rentenbank’s Governing Law and Statutes and applicable German law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on Rentenbank or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) the terms of the Securities, when issued, will have been duly established in conformity with the Fiscal Agency Agreement and, to the extent not contained in the form of Securities set forth as an exhibit to the Fiscal Agency Agreement, will comply with applicable law; and (iv) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement.

To the extent that the obligations of Rentenbank with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Fiscal Agency Agreement, namely the trustee, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by the Fiscal Agency Agreement; that the Fiscal Agency Agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under the Fiscal Agency Agreement with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under the Fiscal Agency Agreement.

This opinion letter is based as to matters of law solely on the applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). To the extent that the law of the Federal Republic of Germany is relevant to our opinion set forth above, we have, without making any independent investigation with respect thereto, assumed the correctness of and relied upon, and our opinion is subject to any qualifications, assumptions and exceptions set forth in, the opinion, dated the date hereof, of Jens Kollmann and Andreas Mücke, in-house legal advisors of Rentenbank included as Exhibit 5.1 to the Registration Statement.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Securities, upon authentication by the trustee and due execution and delivery on behalf of Rentenbank in accordance with the fiscal Agency Agreement, will constitute valid and binding obligations of Rentenbank.

Back to Contents

The opinion expressed herein with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on such Security would be required to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Validity of the Securities” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Hogan & Hartson LLP

HOGAN & HARTSON LLP